Exhibit 99.1

Charah Solutions, Inc. Completes $135,000,000 Senior Unsecured Notes Offering

LOUISVILLE, KY – August 25, 2021 – Charah Solutions, Inc. (NYSE: CHRA) (“Charah Solutions” or the “Company”) announced today the closing of its previously announced public offering (the “Offering”) of senior unsecured notes due 2026 (the “Notes”). On August 20, 2021, the underwriters exercised their option to purchase an additional $5,000,000 aggregate principal amount of Notes for a total offering size of $135,000,000. The Notes mature on August 31, 2026 and bear interest at a rate of 8.50% per year.

The Company intends to use the net proceeds from the Offering, along with cash from the sale of equity to B. Riley Securities, Inc., to fully repay and terminate the Company’s credit facility, dated September 21, 2018, by and among the Company, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, with any remaining proceeds to be used for general corporate purposes, including funding future acquisitions and investments, repaying indebtedness, making capital expenditures and funding working capital. The Notes will be issued in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

In connection with the Offering, the Company has applied to list the Notes on the New York Stock Exchange (the “NYSE”) under the symbol “CHRB.” If approved for listing, trading on the NYSE is expected to commence within 30 days after the Notes are first issued.

B. Riley Securities, Inc., Boenning & Scattergood, Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc. and William Blair & Company, L.L.C. acted as joint book-running managers for the Offering. EF Hutton, division of Benchmark Investments, LLC acted as lead manager for this offering. Aegis Capital Corp., B.C. Ziegler & Company, Colliers Securities LLC, Huntington Securities, Inc. and Newbridge Securities Corporation acted as co-managers for the Offering. Houlihan Loukey served as financial advisor to the Company.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes may only be offered and sold under the Company’s registration statement on Form S-1, which was filed with the Securities and Exchange Commission (“SEC”) and is effective. A copy of the registration statement related to the Offering is on file with the SEC, was declared effective on August 20, 2021 and is available on the SEC’s website at www.sec.gov. Copies of the prospectus related to the Offering may be obtained from the offices of B. Riley Securities, Inc. at 1300 North 17th Street, Suite 1400, Arlington, VA 22209, by calling (703) 312-9580 or by emailing prospectuses@brileyfin.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. See the Company’s Form 10-K for the fiscal year ended December 31, 2020 and other periodic reports as filed with the SEC for further information regarding risk factors. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Charah Solutions, Inc.

With 30 years of experience, Charah Solutions, Inc. is a leading provider of environmental services and byproduct sales to the power generation industry. Based in Louisville, Kentucky, Charah Solutions assists utilities and independent power producers with all aspects to sustainably manage and recycle ash byproducts generated from the combustion of coal in the production of electricity. The Company also designs and implements solutions for ash pond management and closure, landfill construction, fly ash sales, and structural fill projects. Charah Solutions is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future.

Investor Contact

Roger Shannon, Chief Financial Officer and Treasurer

Charah Solutions, Inc.

ir@charah.com

(502) 245-1353

Media Contact

Tamara Davis

PriceWeber Marketing

media@charah.com

(270) 202-8516

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